Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-22389, 333-32632, 333-54252, 333-1114977 and 333-86044) of Kemper Investors Life Insurance Company and its subsidiaries of our report dated March 26, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

Chicago, Illinois

March 26, 2004